UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2007

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

During its regularly scheduled meeting on October 16, 2007, the Board of Directors of Prosperity Bancshares, Inc. (the “Company”) unanimously approved a resolution to amend and restate the Amended and Restated Bylaws of the Company to expressly provide for the issuance of uncertificated shares and to address related matters with respect to such uncertificated shares. The Company must be able to issue and transfer uncertificated shares, in order to be eligible to participate in the Direct Registration System, which is currently administered by The Depository Trust Company, consistent with the requirements of NASDAQ Rule 4350(1).

The foregoing summary of the amendments to the Amended and Restated Bylaws of the Company is not complete and is qualified in its entirety by reference to the complete text of such Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Prosperity Bancshares, Inc., effective as of October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: October 19, 2007	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Bylaws of Prosperity Bancshares, Inc., effective as of October 16, 2007.